Exhibit 99.1

GENERATIONS BANK

Financial Statements

December 31, 2006 and 2005

(With Independent Auditors’ Report Thereon)

GENERATIONS BANK

Independent Auditors’ Report

The Board of Directors

Brooke Savings Bank (formerly Generations Bank):

We have audited the accompanying statements of financial condition of Generations Bank (the Bank) as of December 31, 2006 and 2005, and the related statements of income, changes in stockholder’s equity and comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Generations Bank as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 2, 2007

GENERATIONS BANK

Statements of Financial Condition

December 31, 2006 and 2005

	2006	2005
Assets
Cash and due from banks	$1,070,385	609,542
Federal funds sold	1,804,000	468,000

Total cash and cash equivalents	2,874,385	1,077,542
Investment securities available-for-sale, at fair value	30,383,323	36,682,417
Loans receivable, net of allowance for loan losses of $192,297 and $230,096, respectively	19,660,096	22,611,194
Accrued interest receivable	146,784	147,460
Investment in Federal Home Loan Bank (FHLB) of Des Moines stock, at cost	146,900	318,000
Bank premises and equipment, net	13,454	23,011
Deferred income taxes	49,346	127,694
Other assets	20,878	19,395

Total assets	$53,295,166	61,006,713

Liabilities and Stockholder’s Equity
Liabilities:
Deposits	$43,117,504	47,607,853
Federal funds purchased	—	4,214,000
Accrued interest payable	10,025	15,816
Accrued expenses and other liabilities	302,404	214,868

Total liabilities	43,429,933	52,052,537

Stockholder’s equity:
Common stock, $1 par value. Authorized, issued, and outstanding 8,000,000 shares	8,000,000	8,000,000
Additional paid-in capital	413,774	413,774
Accumulated earnings	1,407,722	534,728
Accumulated other comprehensive income, net of applicable taxes	43,737	5,674

Total stockholder’s equity	9,865,233	8,954,176

Total liabilities and stockholder’s equity	$53,295,166	61,006,713

See accompanying notes to financial statements.

GENERATIONS BANK

Statements of Income

Years ended December 31, 2006 and 2005

	2006	2005
Interest income:
Loans receivable	$1,110,844	1,180,073
Investment securities	1,770,452	1,691,384
Other interest-earning assets	12,375	5,464

Total interest income	2,893,671	2,876,921

Interest expense:
Deposits	379,291	438,532
Federal funds purchased	96,767	266,849

Total interest expense	476,058	705,381

Net interest income	2,417,613	2,171,540

Provision for loan losses	(47,005)	10,170

Net interest income after provision for loan losses	2,464,618	2,161,370

Non-interest income:
Fees and service charges	132,334	276,182
Net loss on sales of investment securities available-for-sale	—	(48,925)
Net loss on sales of fixed and repossessed assets	—	(1,592)

Total non-interest income	132,334	225,665

Non-interest expenses:
Salaries and employee benefits	593,636	697,660
Net occupancy expense	57,870	85,201
Data processing	251,769	246,337
Marketing and advertising	797	13,076
Other expenses	283,034	295,188

Total non-interest expenses	1,187,106	1,337,462

Income before income taxes	1,409,846	1,049,573

Income taxes	536,852	404,125

Net income	$872,994	645,448

See accompanying notes to financial statements.

GENERATIONS BANK

Statements of Changes in Stockholder’s Equity and Comprehensive Income (Loss)

Years ended December 31, 2006 and 2005

	Common stock	Additional paid-in capital	Accumulated earnings (deficit)	Accumulated other comprehensive income	Total stockholder’s equity
Balance at December 31, 2004	$8,000,000	373,334	(110,720)	137,742	8,400,356

Contribution from Parent	—	40,440	—	—	40,440

Comprehensive income:
Net income	—	—	645,448	—	645,448
Change in unrealized gain (loss) on available-for-sale securities, net of tax	—	—	—	(132,068)	(132,068)

Total comprehensive income (loss)	—	—	645,448	(132,068)	513,380

Balance at December 31, 2005	8,000,000	413,774	534,728	5,674	8,954,176

Comprehensive income:
Net income	—	—	872,994	—	872,994
Change in unrealized gain on available-for-sale securities, net of tax	—	—	—	38,063	38,063

Total comprehensive income	—	—	872,994	38,063	911,057

Balance at December 31, 2006	$8,000,000	413,774	1,407,722	43,737	9,865,233

See accompanying notes to financial statements.

GENERATIONS BANK

Statements of Cash Flows

Years ended December 31, 2006 and 2005

	2006	2005
Reconciliation of net income to cash provided by operating activities:
Net income	$872,994	645,448
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss on sales of investment securities	—	48,925
Net amortization of investment securities	(3,180)	(6,050)
Depreciation and amortization	9,991	41,037
Deferred income taxes	57,854	347,563
Provision for loan losses	(47,005)	10,170
Changes in certain assets and liabilities:
Accrued interest receivable	676	37,750
Other assets	(1,483)	28,082
Accrued interest payable	(5,791)	1,923
Accrued expenses and other liabilities	87,536	(106,743)

Net cash provided by operating activities	971,592	1,048,105

Cash flows from investing activities:
Proceeds from sale of investment securities	—	3,373,865
Proceeds from principal repayments of investment securities	6,360,831	13,839,681
Proceeds from loans held for sale	—	127,430
Decrease in loans receivable, net	2,998,103	1,092,255
Additions to premises and equipment	(434)	(4,466)
Proceeds from redemption of FHLB stock	171,100	595,500

Net cash provided by investing activities	9,529,600	19,024,265

Cash flows from financing activities:
Net decrease in deposits	(4,490,349)	(5,991,819)
Proceeds from Federal Funds purchased	40,732,000	47,820,500
Repayment of Federal Funds	(44,946,000)	(61,971,500)

Net cash used in financing activities	(8,704,349)	(20,142,819)

Net increase (decrease) in cash and cash equivalents	1,796,843	(70,449)
Cash and cash equivalents at beginning of year	1,077,542	1,147,991

Cash and cash equivalents at end of year	$2,874,385	1,077,542

Interest paid	$385,082	703,458
Income taxes paid	375,000	—

See accompanying notes to financial statements.

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization

Generations Bank (the Bank) was organized on July 3, 2000 as a federal stock savings bank under the rules and regulations of the Office of Thrift Supervision and commenced operations on July 3, 2000. At December 31, 2006, the Bank was a wholly owned subsidiary of Kansas City Life Insurance Company (the Parent).

(b)	Cash and Cash Equivalents

Cash and cash equivalents include amounts due from banks, interest-bearing deposits with other banks due within three months, federal funds sold, and overnight investments with the Federal Home Loan Bank.

(c)	Investment Securities

The Bank classifies its investment securities portfolios between those securities the Bank intends to hold to maturity, those securities available-for-sale, and those securities held for trading purposes.

Securities classified as held-to-maturity are those securities which the Bank has the ability and positive intent to hold to maturity regardless of changes in market condition, liquidity needs, or changes in general economic conditions. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, over the period to maturity using the interest method.

Securities classified as available-for-sale are those securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at fair value with unrealized gains or losses reported as increases or decreases in accumulated other comprehensive income, net of the related deferred tax effect.

Trading securities are those securities that the Bank purchases and holds principally for the purpose of selling in the near term. These securities are carried at fair value with unrealized gains or losses included in earnings.

Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Unrealized losses for securities classified as held to maturity and available for sale judged to be other than temporary are charged to operations.

As of December 31, 2006 and 2005, all securities within the Bank’s portfolio were classified as available-for-sale.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(d)	Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through the statements of income. The Bank generally has commitments to sell mortgage loans held for sale in the secondary market. Gains or losses on sales are recognized upon delivery.

(e)	Loans Receivable

Loans receivable are stated at unpaid principal balances, less unamortized discounts and premiums, the allowance for loan losses, and net deferred loan origination fees. Interest on loans is credited to income as earned. Interest accruals are discontinued when a loan becomes 90 days delinquent and all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Interest accrual would be resumed if the loan was brought current prior to repossession or foreclosure. Loans receivable are charged off to the extent the receivable is deemed uncollectible.

Loan origination fees received in excess of certain direct origination costs are deferred and amortized into income over the life of the loan using the interest method or recognized when the loan is sold.

(f)	Provision for Loan Losses

Provision for loan losses on loans and accrued interest are charged to earnings when it is determined by management to be required. Management’s monthly evaluation of the adequacy of allowance accounts is based on the Bank’s past loss experience, known and inherent risks related to the assets, adverse situations that may affect a borrower’s ability to repay, estimated value of the underlying collateral, and current and prospective economic conditions.

The allowance for loan losses is maintained at a level believed to be appropriate by management to provide for probable loan losses inherent in the portfolio as of the balance sheet date. While management uses available information to recognize probable losses on loans in the portfolio, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. These homogeneous loans are evaluated collectively for impairment. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the observable market price of the loan, or the fair value of the collateral if the loan is collateral dependent.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(g)	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Estimated lives are one to seven years for leasehold improvements, furniture, software, and equipment.

(h)	Income Taxes

The Bank files a consolidated income tax return with the Parent. The method of allocation is subject to a tax sharing agreement, approved by the Board of Directors and is based upon separate return calculations. Intercompany tax balances are settled annually after filing all income tax returns.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i)	Comprehensive Income

Comprehensive income (loss) consists of net income and net unrealized gains or loss on investment securities available for sale and is reported, net of tax, in the statement of changes in stockholder’s equity and comprehensive income (loss). Changes in other comprehensive income (loss) are net of related taxes of $(20,495) and $(71,113) for the years ended December 31, 2006 and 2005, respectively.

(j)	Risks and Uncertainties

Certain risks and uncertainties are inherent to the Bank’s day-to-day operations and to the process of preparing its financial statements. The more significant of those risks and uncertainties, as well as the Bank’s method for mitigating the risks, are presented below and throughout the notes to the financial statements.

Financial statements – The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses and related provision, as described above, present the most significant area requiring management judgment and estimate.

Loan and Investments – With loans and mortgage-backed securities, the Bank is exposed to prepayment risk. As interest rates decline, the rate at which these securities pay down principal will generally increase. Management mitigates these risks by conservatively investing in high-grade securities and by matching maturities of its investments with the anticipated payouts of its liabilities.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(2)	Investment Securities

Investment securities as of December 31, 2006 and 2005 are summarized below:

2006	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Available-for-sale:
Federal National Mortgage Association (FNMA):
Adjustable Rate Mortgages (ARMs)	$397,467	3,727	—	401,194
Collateralized Mortgage Obligations (CMOs)	11,997,137	82,180	(14,277)	12,065,040
Federal Home Loan Mortgage Corporation (FHLMC):
Adjustable Rate Mortgages (ARMs)	192,398	2,135	—	194,533
Collateralized Mortgage Obligations (CMOs)	15,527,379	93,360	(60,018)	15,560,721
Agency notes	1,983,897	—	(40,767)	1,943,130
Government National Mortgage Association (GNMA):
Collateralized Mortgage Obligations (CMOs)	69,346	615	—	69,961
Student Loan Marketing Association (SLMA):
Agency notes	148,412	332	—	148,744

Total	$30,316,036	182,349	(115,062)	30,383,323

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

	Amortized cost	Gross unrealized		Fair value
2005		Gains	Losses
Available-for-sale:
Federal National Mortgage Association (FNMA):
Adjustable Rate Mortgages (ARMs)	$819,074	1,181	(5,825)	814,430
Collateralized Mortgage Obligations (CMOs)	13,934,068	116,944	(27,317)	14,023,695
Federal Home Loan Mortgage Corporation (FHLMC):
Adjustable Rate Mortgages (ARMs)	269,045	3,012	—	272,057
Collateralized Mortgage Obligations (CMOs)	18,336,251	91,550	(117,995)	18,309,806
Agency notes	2,969,653	—	(54,383)	2,915,270
Government National Mortgage Association (GNMA):
Collateralized Mortgage Obligations (CMOs)	93,349	940	—	94,289
Student Loan Marketing Association (SLMA):
Agency notes	252,248	622	—	252,870

Total	$36,673,688	214,249	(205,520)	36,682,417

There were no sales of investment securities available-for-sale in 2006. Proceeds from the sales of investment securities available for sale totaled $3,373,681 in 2005, which resulted in a realized loss of $48,925.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

Gross unrealized losses on available-for-sale investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006, were as follows:

	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized Losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Available-for-sale:
Federal National Mortgage Association (FNMA):
ARM’s	$—	—	—	—	—	—
CMO’s	1,104,114	(4,672)	1,748,889	(9,605)	2,853,003	(14,277)
Federal Home Loan Mortgage Corporation (FHLMC):
ARM’s	—	—	—	—	—	—
CMO’s	160,630	(300)	3,792,293	(59,718)	3,952,923	(60,018)
Agency notes	—	—	1,943,130	(40,767)	1,943,130	(40,767)
Government National Mortgage Association (GNMA):
CMO’s	—	—	—	—	—	—
Student Loan Marketing Association (SLMA):
Agency notes	—	—	—	—	—	—

Total	$1,264,744	(4,972)	7,484,312	(110,090)	8,749,056	(115,062)

The unrealized losses on investments in securities of federal agency obligations were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Bank has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

Gross unrealized losses on investments securities and the fair value of the related securities aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2005 were as follows:

	Investments with unrealized losses
	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized losses	Fair value	Unrealized Losses	Fair value	Unrealized losses
Available-for-sale:
Federal National Mortgage Association (FNMA):
ARM’s	$—	—	589,253	(5,825)	589,253	(5,825)
CMO’s	—	—	3,438,679	(27,317)	3,438,679	(27,317)

Federal Home Loan Mortgage Corporation (FHLMC):
ARM’s	—	—	—	—	—	—
CMO’s	—	—	8,199,238	(117,995)	8,199,238	(117,995)
Agency notes	—	—	2,915,270	(54,383)	2,915,270	(54,383)

Government National Mortgage Association (GNMA):
CMO’s	—	—	—	—	—	—

Student Loan Marketing Association (SLMA):
Agency notes	—	—	—	—	—	—

Total	$—	—	15,142,440	(205,520)	15,142,440	(205,520)

The amortized cost and fair value of available-for-sale securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities may differ from these contractual maturities since borrowers may have the right to call or prepay obligations.

	Amortized cost	Fair value
Due in one year or less	$—	—
Due after one year through five years	1,983,897	1,943,130
Due after five years through ten years	—	—
Due after ten years	—	—
Mortgage-backed bonds	28,332,139	28,440,193

Total	$30,316,036	30,383,323

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(3)	Loans Receivable

Loans receivable as of December 31, 2006 and 2005 are summarized below:

Loan type	2006	2005
Mortgage one-to-four family	$15,913,202	17,891,797
Home equity	828,941	1,086,256
Commercial real estate, multifamily, and other	1,710,095	2,091,191
Consumer automobile	430,663	611,106
Other	982,086	1,173,640

	19,864,987	22,853,990
Less:
Deferred loan fees	12,594	12,700
Allowance for loan losses	192,297	230,096

Net loans	$19,660,096	22,611,194

The activity in the allowance for loan losses is summarized below:

	2006	2005
Balance at beginning of year	$230,096	239,785
Provision for loan losses	(47,005)	10,170
Losses charged off	—	(40,805)
Recoveries	9,206	20,946

Balance at end of year	$192,297	230,096

As of December 31, 2006 and 2005, respectively, loans to officers and senior employees of the Parent and its significant subsidiaries and to their associates totaled approximately $3,879,000 and $4,348,000. Management believes all such loans have been made in the ordinary course of business with normal credit terms, including interest rate and collateral considerations, and do not represent more than a normal risk of collection.

Nonaccruing loans at December 31, 2006 and 2005 aggregated approximately $425,000 and $0, respectively.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

The following table presents information on impaired loans at December 31, 2006:

	2006	2005
Impaired loans for which an allowance has been provided	$13,104	—
Impaired loans for which no related allowance has been provided	425,412	—

Total impaired loans	$438,516	—

Allowance related to impaired loans	$2,621	—

Impaired loans include loans on nonaccrual status and other loans classified as substandard.

(4)	Accrued Interest Receivable

Accrued interest receivable as of December 31, 2006 and 2005 is summarized below:

	2006	2005
Investment securities	$102,989	89,190
Loans receivable	43,795	58,270

	$146,784	147,460

(5)	Investment in Federal Home Loan Bank Stock

The investment in Federal Home Loan Bank of Des Moines (FHLB) stock is carried at cost. The Bank held $146,900 and $318,000 of FHLB stock, respectively, as of December 31, 2006 and 2005. The investment in FHLB stock is pledged as collateral for advances from the FHLB.

(6)	Bank Premises and Equipment

Bank premises and equipment as of December 31, 2006 and 2005 are summarized below:

	2006	2005
Leasehold improvements	$10,314	10,314
Furniture and equipment	281,982	282,657
Computer software	108,229	108,229

	400,525	401,200

Less accumulated depreciation and amortization	387,071	378,189

	$13,454	23,011

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(7)	Deposits

Deposits as of December 31, 2006 and 2005 are summarized below:

	2006 Weighted avg rates	2006 Amount	2005 Weighted avg rates	2005 Amount
Noninterest-bearing checking	—	$2,686,403	—	$1,514,612
Savings	0.65%	87,862	0.65%	86,052
Interest bearing checking	0.33	28,883,487	0.32	30,198,305
Money market	1.82	8,609,188	1.30	10,803,338

		40,266,940		42,602,307

		93.39%		89.49%

Certificates of deposit and IRAs:
1.00% to 2.99%	2.07%	$538,184	2.37%	$2,085,704
3.00% to 4.99%	4.12	2,312,380	4.19	1,791,281
5.00% to 6.99%	—	—	5.29	1,128,561

		2,850,564		5,005,546

		6.61%		10.51%

		$43,117,504		$47,607,853

		100.00%		100.00%

As of December 31, 2006, scheduled maturities of certificates of deposit and IRA accounts are shown below:

	Amount	Percent
Year:
2007	$1,753,749	61.52%
2008	411,724	14.44
2009	201,002	7.05
2010	287,459	10.09
2011	196,630	6.90

	$2,850,564	100.00%

As of December 31, 2006, there were five certificate of deposit accounts of $100,000 or more totaling $552,706. As of December 31, 2005, there were ten certificate of deposit accounts of $100,000 or more totaling $1,069,474. The deposits of the Bank are insured up to $100,000 by the Deposit Insurance Fund (DIF), which is administered by the Federal Deposit Insurance Corporation and is backed by the full faith and credit of the U. S. government.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

Interest expense on deposits is summarized below:

	2006	2005
Savings	$706	784
Interest-bearing checking accounts	73,502	82,452
Money market accounts	149,298	168,592
Certificates of deposit and IRAs	155,785	186,704

Total interest expense	$379,291	438,532

Regulations of the Federal Reserve System require reserves to be maintained by all banking institutions according to the types and amounts of certain deposit liabilities. These requirements restrict usage of a portion of the amounts shown as “Cash and due from banks” from everyday usage in operations of the Bank. The minimum reserve requirements for the Bank as of December 31, 2006 totaled $653,000.

As of December 31, 2006 and 2005, deposits of officers and senior employees of the Bank totaled $12,112 and $10,778, respectively. Interest expense related to these deposits totaled $56 and $29 for the years ended December 31, 2006 and 2005, respectively.

(8)	Income Taxes

Income taxes for the years ended December 31, 2006 and 2005 consists of the following components:

	2006	2005
Current income tax expense:
Federal	$412,231	—
State	66,767	56,562

Total current income tax expense	478,998	56,562

Deferred income tax expense:
Federal	57,854	347,563
State	—	—

Total deferred income tax expense	57,854	347,563

Total income taxes	$536,852	404,125

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

The actual income tax expense differs from the “expected” income tax expense (computed by applying the statutory 35% federal tax rate for the years ended December 31, 2006 and 2005 to the income before income tax) as shown below:

	2006	2005
“Expected” income tax provision	$493,446	367,351
Increase (decrease) resulting from:
State taxes, net of federal income tax benefit	43,399	36,765
Other	7	9

Total income tax provision	$536,852	404,125

Effective tax rate	38.1%	38.5%

The significant items comprising the Bank’s net deferred tax asset as of December 31, 2006 and 2005 are shown below:

	2006	2005
Deferred tax asset:
Net loss carry forward	$—	46,021
Allowance for loan losses	67,303	80,534
Other	5,593	4,195

Total deferred tax asset	72,896	130,750
Deferred tax liability:
Net unrealized gains on securities	23,550	3,056

Net deferred tax asset	$49,346	127,694

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management considers the scheduled reversals of deferred tax liabilities, future taxable income, and tax planning strategies in making this assessment in determining the amount of the valuation allowance. No valuation allowance was considered necessary as of December 31, 2006 or 2005, as management believes there will be sufficient taxable income to recover the assets. The Bank has no net operating loss carry forward as of December 31, 2006.

(9)	Employee Savings Plan

The Bank sponsors a defined contribution 401(k) profit sharing plan (the Plan). During the years ended December 31, 2006 and 2005, respectively, the Bank contributed approximately $13,674 and $16,555 to the Plan. Plan administrative expenses paid by the Bank for the years ended December 31, 2006 and 2005, respectively, were $2,529 and $2,769. The Plan was terminated on January 7, 2007.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(10)	Noncash Financing Activities

Additional paid-in-capital totaling $40,440 was recorded in 2005 to reflect a noncash contribution by the Parent provided through tax deductions related to start up costs of the Bank paid by the Parent.

(11)	Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of tangible capital (as defined in the regulations) to total tangible assets (as defined), total and Tier 1 capital (as defined) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to adjusted tangible assets (as defined).

Management believes that, as of December 31, 2006 and 2005, the Bank meets all capital adequacy requirements to which it is subject.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

As of December 31, 2006 and 2005, the most recent notifications from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain tangible capital, core (leverage) capital, and total (risk-based) capital ratios as set forth in the table shown below. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of December 31, 2006 and 2005 are also presented in the table:

	Actual		For capital adequacy purposes		To be well- capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2006:
Total capital (to risk-weighted assets)	$10,013	54.4%	1,474	8.0%	1,842	10.0%
Tier 1 capital (to adjusted tangible assets)	9,821	18.4	2,129	4.0	2,662	5.0
Tangible capital (to tangible assets)	9,821	18.4	1,065	2.0	N/A	N/A
Tier 1 capital (to risk-weighted assets)	9,821	53.3	737	4.0	1,105	6.0

As of December 31, 2005:
Total capital (to risk-weighted assets)	9,178	41.5	1,769	8.0	2,212	10.0
Tier 1 capital (to adjusted tangible assets)	8,948	14.7	2,440	4.0	3,050	5.0
Tangible capital (to tangible assets)	8,948	14.7	1,220	2.0	N/A	N/A
Tier 1 capital (to risk-weighted assets)	8,948	40.5	885	4.0	1,327	6.0

The Bank’s management believes that with respect to the current regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates or a downturn in the economy in areas where the Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Bank to meets its future minimum capital requirements.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

The following table shows reconciliation between accounting principles generally accepted in the United States of America (GAAP) capital included in these financial statements and regulatory capital amounts as presented in the previous table:

	December 31, 2006			December 31, 2005
	Tangible capital	Core capital	Total capital	Tangible capital	Core capital	Total capital

	(Dollars in thousands)			(Dollars in thousands)
GAAP capital	$9,865	9,865	9,865	8,954	8,954	8,954

Plus:
Allowance for loan losses	—	—	192	—	—	230

Less:
Net unrealized gain on available-for-sale securities	44	44	44	6	6	6

Regulatory capital	$9,821	9,821	10,013	8,948	8,948	9,178

(12)	Fair Value of Financial Instruments

The following methods and assumptions were used by the Bank in estimating fair value disclosure for financial instruments.

General Assumptions

The Bank assumes the book value of short-term financial instruments, defined as any items that mature or reprice within six months or less, approximate their fair value. Short-term financial instruments consist of cash and due from banks, federal funds sold, accrued interest receivable, and accrued interest payable.

Investment Securities

The fair values for securities are based on quoted market prices, where available. For those securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of investments.

Loans Receivable

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, mortgage and real estate, consumer, and other. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

The fair value of performing loans is estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The allowance for loan losses, as recorded in these financial statements, is considered by management to include a reasonable estimation of the credit and market risk associated with nonperforming loans.

Investment in FHLB Stock

The fair value of FHLB stock is equivalent to its carrying amount because the stock is only redeemable at par value.

Deposits

The fair value of non-interest bearing checking, savings, interest-bearing checking, and money market accounts is the amount payable on demand. The fair value of fixed maturity certificate accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Commitments to Originate Loans

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The estimated fair values of the Bank’s financial instruments as of December 31, 2006 and 2005 are presented below. Since the fair value of commitments to originate loans approximates carrying value, these disclosures are not included in the table.

	2006		2005
	Carrying value	Fair value	Carrying value	Fair value

Financial assets:
Cash and due from banks	$1,070,385	1,070,385	609,542	609,542
Federal funds sold	1,804,000	1,804,000	468,000	468,000
Investment securities	30,383,323	30,383,323	36,682,417	36,682,417
Loans receivable, net	19,660,096	19,629,000	22,611,194	22,279,000
Accrued interest receivable	146,784	146,784	147,460	147,460
Investment in FHLB stock	146,900	146,900	318,000	318,000

Financial liabilities:
Deposits	$43,117,504	43,117,504	47,607,853	47,607,853
Federal funds purchased	—	—	4,214,000	4,214,000
Accrued interest payable	10,025	10,025	15,816	15,816

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

Limitations

The fair value of a financial instrument is the current amount that would be exchanged between willing parities, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are not required to be included in the accompanying fair value disclosures. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

(13)	Commitments and Contingencies

The financial statements do not reflect various commitments and contingencies which arise in the normal course of business. These commitments and contingencies which represent credit risk, interest rate risk, and liquidity risk, consist of commitments to extend credit, unsecured lending, and litigation arising in the normal course of business.

Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority of executed commitments disbursed within a twelve-month period. As of December 31, 2006 and 2005, respectively, the Bank had outstanding loan commitments of $97,500 and $300,000 to originate adjustable-rate loans.

Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The same credit policies are used in granting lines of credit as for on-balance sheet instruments. As of December 31, 2006, the Bank had commitments to lend to customers’ unused consumer lines of credit of approximately $179,000.

At December 31, 2006, there were no outstanding commitments to sell mortgage loans and there were no commitments to purchase mortgage loans.

The Bank has blanket collateral agreements with the FHLB in order to obtain advances. Advances obtained are secured by the Bank’s qualifying mortgage-backed securities, with market values totaling approximately $15,238,000 at December 31, 2006.

(Continued)

GENERATIONS BANK

Notes to Financial Statements

December 31, 2006 and 2005

(14)	Concentration of Credit and Deposit Risk

As of December 31, 2006 and 2005, respectively, approximately 54% and 40% of the Bank’s loan portfolio and current business activity is with customers located within the states of Missouri and Kansas. The majority of the Bank’s deposit sources are insurance proceeds from the Parent’s insurance policies.

The Bank has a concentration of deposits, known as Legacy Accounts, with potentially high volatility. The Legacy Accounts represent accounts opened for beneficiaries of life insurance policies underwritten by the Parent. Upon the death of the insured, the Bank opens a transaction account on behalf of the beneficiaries. The beneficiaries can withdraw funds from the account at any time, without penalty. Legacy Accounts totaled $28,191,245 and $29,710,770 at December 31, 2006 and 2005, respectively. Additionally, the Bank holds deposits of the Parent, affiliated companies, and other related parties, which totaled $9,374,344 at December 31, 2006. The Legacy Accounts and the affiliated deposits are expected to be susceptible to a rapid run-off rate due to the sale of the Bank discussed in note 16.

(15)	Related Party Transactions

The Bank leases office space from its Parent. For the years ended December 31, 2006 and 2005, respectively, the Bank incurred $39,360 and $39,360 in rent to its Parent.

(16)	Subsequent Events

On January 23, 2006, the Parent entered into a definitive agreement to sell the Bank for $10.1 million in cash to Brooke Corporation. Final regulatory approval was granted by the U.S. Office of Thrift Supervision on December 29, 2006. On January 8, 2007, the Bank was sold to Brooke Brokerage Corporation, a wholly owned subsidiary of Brooke Corporation. Prior to closing, the Bank paid a dividend to the Parent in the amount of $1,682,523, pursuant to the terms of the agreement. The Bank changed its name to Brooke Savings Bank and has plans to move its headquarters to Phillipsburg, Kansas during the second quarter of 2007.

On February 14, 2007, Brooke Brokerage Corporation announced it had entered into a definitive agreement to transfer all of the outstanding common stock of the Bank to First American Capital Corporation in exchange for 6,047,904 shares of its common stock. Brooke Corporation owns approximately 55% of First American Capital Corporation. Consummation of the transaction is subject to regulatory approvals and other closing conditions and, if all conditions are met, is expected to close within 12 months.